EXHIBIT 31.3

Certification Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

of the Securities Exchange Act of 1934

I, Daniel L. Knotts, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of R.R. Donnelley & Sons Company;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 24, 2022

/s/ DANIEL L. KNOTTS
Daniel L. Knotts President and Chief Executive Officer